Exhibit 99.1

Akorn Announces Certain Preliminary Financial Results for Q3 2013

- To facilitate debt syndication for previously announced acquisition of Hi-Tech Pharmacal -

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 28, 2013--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company (the “Company”), today announced certain preliminary financial results for its third quarter ended September 30, 2013. The purpose of this release is to facilitate the syndication of a $600 million term loan related to the Company’s previously announced acquisition of Hi-Tech Pharmacal Co., Inc. The acquisition is expected to close during the first quarter of 2014. The Company will issue a press release and host a conference call on November 5, 2013 to report its final third quarter financial results.

Preliminary Third Quarter 2013 Financial Results

  Consolidated revenue for the third quarter of 2013 is expected to be in the range of $81 million to $82 million.
  GAAP net income is expected to be in the range of $12 million to $13 million, or from $0.10 to $0.11 per diluted share.
  Non-GAAP adjusted net income is expected to be in the range of approximately $16 million to $17 million, resulting in non-GAAP adjusted net income per diluted share of $0.14 to $0.15.
  Operating cash flows for the third quarter of 2013 are expected to be approximately $20 to $22 million, and free cash flows are expected to be approximately $17 to $18 million.

2013 Outlook

The Company reaffirms its fiscal year 2013 guidance excluding the impact of Hi-Tech acquisition-related costs on GAAP net income.

Third Quarter 2013 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 5, 2013, to discuss final third quarter 2013 results followed by a Q&A session. The domestic call-in number is 888-389-5988 and the international call-in number is 719-325-2454. The confirmation code for all callers is 7868985. The URL for the webcast is http://www.videonewswire.com/event.asp?id=96457. A live broadcast of the conference call will be available online at www.akorn.com under the Investor Relations tab. An online replay will follow immediately and be available for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results. The addressable IMS market size figures presented in this press release outline the approximate aggregate size of the potential market and are not forecasts of our future sales.

Non-GAAP Financial Measures

In addition to reporting various financial information in accordance with U.S. generally accepted accounting principles (GAAP), Akorn also reports Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as acquisition related expenses and legal settlements
  Less an estimated tax provision.

Adjusted net income per diluted share is equal to non-GAAP Adjusted net income divided by the actual or anticipated diluted share count, calculated in accordance with GAAP, for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a number of non-cash income and expense items.

While the Company uses Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(PRELIMINARY AND UNAUDITED)

	Quarter ended Sept. 30, 2013
	Low	High

NET INCOME	$11,700	$12,700

INCOME TAX PROVISION	7,500	8,100

INCOME BEFORE INCOME TAXES	19,200	20,800

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses	1,400	1,400
Non-cash stock compensation expense	1,400	1,400
Non-cash interest expense	1,200	1,200
Amortization expense	1,600	1,600
Write-off and amortization of deferred financing costs	200	200
Litigation settlement	400	400

ADJUSTED INCOME BEFORE INCOME TAXES	25,400	27,000

ADJUSTED INCOME TAX PROVISION	9,300	9,900

ADJUSTED NET INCOME	$16,100	$17,100

DILUTED SHARES	113,700	113,700

ADJUSTED NET INCOME PER DILUTED SHARE	$0.14	$0.15

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150